UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2023

BrightView Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38579	46-4190788
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

980 Jolly Road

Blue Bell, Pennsylvania 19422

(484) 567-7204

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	BV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 28, 2023, BrightView Holdings, Inc. (the “Company”) announced the appointment of Dale A. Asplund as President and Chief Executive Officer (principal executive officer) of the Company, effective October 1, 2023 (the “Effective Date”), to replace James R. Abrahamson who has been serving as interim President and Chief Executive Officer of the Company since June 1, 2023. Mr. Abrahamson will continue as a director of the Company.

Mr. Asplund, age 55, has served as Executive Vice President, Chief Operating Officer of United Rentals, Inc. since May 2019. In this role, Mr. Asplund served on the executive leadership team with company-wide responsibility for operations and employee safety.  Prior to this role, Mr. Asplund served as Executive Vice President, Business Services and Chief Information Officer at United Rentals, Inc. from January 2017 to May 2019.

No family relationships exist between Mr. Asplund and any of the Company’s directors or other executive officers. There are no other arrangements between Mr. Asplund and any other person pursuant to which Mr. Asplund was selected as an officer, nor are there any transactions to which the Company is or was a participant and in which Mr. Asplund has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

In connection with his appointment as President and Chief Executive Officer, Mr. Asplund entered into an employment letter agreement with BrightView Landscapes, LLC and the Company (the “Letter Agreement”) on August 27, 2023. Pursuant to the Letter Agreement, Mr. Asplund will serve as President and Chief Executive Officer of the Company. The Letter Agreement does not have a specific term and provides that Mr. Asplund. will be an at-will employee.

The Letter Agreement provides as follows:

•	Mr. Asplund’s annual base salary will be $950,000.

•	Mr. Asplund will be eligible to earn an annual incentive bonus, subject to the terms and conditions of the Company’s annual bonus plan, with a target annual bonus of 130% of his base salary.

•	Mr. Asplund will be eligible to receive long-term incentive awards under the Company’s Omnibus Incentive Plan in accordance with the Company’s long-term incentive program for senior executives, and is expected to include an award of time-vesting restricted stock units (“RSUs”) and performance stock units (“PSUs”) consistent with recent practice. For fiscal year 2024, the aggregate target grant date value of the long-term incentive awards for Mr. Asplund will not be less than $4,000,000.

•	Mr. Asplund will receive a cash sign-on bonus in the amount of $500,000 to be paid in the first regular payroll following the Effective Date. If Mr. Asplund’s employment with the Company terminates before the first anniversary of the Effective Date either by his voluntary resignation other than for good reason or by the Company for cause (as such terms are defined in the Letter Agreement), then Mr. Asplund will be required promptly repay to the Company the full gross amount of the sign-on bonus.

•	Mr. Asplund will receive new hire equity awards as an inducement to Mr. Asplund accepting the offer of employment. These awards will be made under a new 2023 Employment Inducement Incentive Award Plan to be adopted by the Company. These material features of these new hire awards are as follows:

o	Mr. Asplund will be granted an award of 250,000 RSUs as of the Effective Date. The RSUs will vest over four years beginning on the first anniversary of the Effective Date, subject to Mr. Asplund’s continued employment with the Company.

o	Mr. Asplund will be granted as of the Effective Date a target award of 250,000 PSUs. The PSUs will vest based on continued service and performance over a three-year performance period (fiscal years 2024-2026) with the same performance goals as determined in November 2023 for the PSU awards granted to other senior executives as part of the fiscal year 2024 long-term incentive program.

o	It is anticipated that Mr. Asplund may personally invest up to $5,500,000 in shares of the Company’s common stock following the announcement of his acceptance of employment. To the extent he does (within the period beginning three days after announcement of accepting employment and ending 30 days after the Effective Date), he will receive a matching award of RSUs equal to the number of shares of the Company’s common stock that he purchased. The matching RSUs will vest over four years beginning on the first anniversary of the Effective Date, subject to Mr. Asplund’s continued employment with the Company.

•	Mr. Asplund will be eligible to participate in the employee benefit plans generally available to employees of the Company.

Upon Mr. Asplund’s termination of employment without cause or voluntary resignation for good reason, then, subject to his timely execution and non-revocation of a release of claims, he will be eligible to receive:

•	a severance payment equal to his then-current annual base salary, paid in periodic installments over a period of 12 months;

•	a pro-rated annual bonus in respect of the fiscal year in which his termination occurs based on actual performance;

•	if his termination occurs after the end of the fiscal year but prior to the time the bonus is paid, he will remain eligible to receive his earned annual bonus for the fiscal year in which his termination occurs;

•	continuation of COBRA coverage at active employee rates (with the Company paying the remainder of the premium) for up to 18 months following termination; and

•	outplacement services for 12 months following termination in an amount not to exceed $7,500.

In addition to the severance payments and benefits described above, Mr. Asplund’s Letter Agreement also provides that if his employment is terminated without cause or he voluntarily resigns for good reason within the one-year period following a change of control (as defined in the Letter Agreement), he will be entitled to an additional severance payment equal to his target annual bonus for the year of termination.

The Letter Agreement includes additional restrictive covenants, including covenants related to not competing with the Company and not soliciting employees or customers.

The foregoing description of the Letter Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Letter Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
10.1	Letter Agreement, effective October 1, 2023, by and between BrightView Holdings, Inc. and Dale A. Asplund.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BrightView Holdings, Inc.

Date: August 28, 2023	By:	/s/ Jonathan M. Gottsegen
Jonathan M. Gottsegen
Executive Vice President, Chief Legal Officer and Corporate Secretary